      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 20, 1996
                                                   REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

          HONEYWELL INC.                  HONEYWELL FINANCE B.V.            HONEYWELL CANADA LIMITED/
                                                                             HONEYWELL CANADA LIMITEE
    (Exact name of registrant           (Exact name of registrant           (Exact name of registrant
   as specified in its charter)        as specified in its charter)        as specified in its charter)
             DELAWARE                        THE NETHERLANDS                     ONTARIO, CANADA
 (State or other jurisdiction of     (State or other jurisdiction of     (State or other jurisdiction of
  incorporation or organization)      incorporation or organization)      incorporation or organization)
            41-0415010                        NOT APPLICABLE                      NOT APPLICABLE
 (I.R.S. Employer Identification     (I.R.S. Employer Identification     (I.R.S. Employer Identification
               No.)                                No.)                                No.)
         HONEYWELL PLAZA                         1101 EA                      155 GORDON BAKER ROAD
   MINNEAPOLIS, MINNESOTA 55408     AMSTERDAM, Z.O.E., THE NETHERLANDS   NORTH YORK, ONTARIO, CANADA M2H
                                                                                       3N7
          (612) 951-1000                      31-20-565-6911                      (416) 502-5200
(Address, including zip code, and   (Address, including zip code, and   (Address, including zip code, and
 telephone number, including area    telephone number, including area    telephone number, including area
 code, of registrant's principal     code, of registrant's principal     code, of registrant's principal
        executive offices)                  executive offices)                  executive offices)

                         ------------------------------

                            Edward D. Grayson, Esq.
                       Vice President and General Counsel
                                Honeywell Plaza
                          Minneapolis, Minnesota 55408
                                 (612) 951-0660
 (Name, address, including zip code, and telephone number, including area code, of agent for service for each registrant)

          Elizabeth C. Hinck, Esq.                COPIES TO:                  John M. Brandow, Esq.
            Dorsey & Whitney LLP                                              Davis Polk & Wardwell
           220 South Sixth Street                                             450 Lexington Avenue
        Minneapolis, Minnesota 55402                                        New York, New York 10017

                         ------------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                 PROPOSED MAXIMUM    PROPOSED MAXIMUM
           TITLE OF EACH CLASS                 AMOUNT TO BE       OFFERING PRICE    AGGREGATE OFFERING      AMOUNT OF
      OF SECURITIES TO BE REGISTERED            REGISTERED         PER UNIT (1)         PRICE (1)        REGISTRATION FEE
Debt Securities...........................   $500,000,000(2)         100%(3)         $500,000,000(3)         $172,414
Guarantee relating to Debt Securities.....         (4)                 (4)                 (4)                 None

(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457.

(2) Or, in the case of Debt Securities issued at an original issue discount, such greater principal amount as shall result in an aggregate offering price of the amount set forth above or, in the case of Debt Securities denominated in a currency other than U.S. dollars or in a composite currency, such U.S. dollar amount as shall result from converting the aggregate public offering price of such Debt Securities into U.S. dollars at the exchange rate in effect on the date such Debt Securities are initially offered to the public.

(3) Plus accrued interest, if any.

(4) No separate consideration will be received for the Guarantee.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

PROSPECTUS

                   SUBJECT TO COMPLETION, DATED MAY 20, 1996

                               U.S. $500,000,000

                                 HONEYWELL INC.
                             HONEYWELL FINANCE B.V.
                            HONEYWELL CANADA LIMITED

                                DEBT SECURITIES
                          GUARANTEE OF DEBT SECURITIES

                               ------------------

    Honeywell Inc. (the "Company"), Honeywell Finance B.V. (the "Dutch Issuer") and Honeywell Canada Limited (the "Canadian Issuer") (the Company, the Dutch Issuer and the Canadian Issuer are sometimes referred to individually as an "Issuer" or collectively as the "Issuers"), may offer from time to time debt securities (the "Debt Securities") in one or more series at an aggregate initial offering price not to exceed U.S. $500,000,000, or its equivalent in one or more foreign currencies or composite currencies designated by the Issuer thereof at the time of the offering ("Foreign Currency Securities"), on terms to be determined at the time of sale. A description of material risks relating to Foreign Currency Securities will be set forth in the applicable Prospectus Supplement or Prospectus Supplements. Because the Debt Securities offered hereby are limited as to aggregate initial offering price, an issuance of the Debt Securities by one of the Issuers will correspondingly reduce the amount of Debt Securities available for issuance by the other Issuers. The Issuer or Issuers, specific designation, aggregate principal amount, purchase price, maturity, denominations (which may be in United States dollars, in any other currency or in a composite currency), any interest rate or rates (which may be fixed or variable) and time of payment of any interest, any redemption or extension terms, any terms for sinking fund payments and other specific terms of the Debt Securities will be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement").

    The Debt Securities may be sold to or through underwriters, dealers or agents for public offering or directly to other purchasers pursuant to the terms of an offering fixed at the time of sale. See "Plan of Distribution." Any underwriters, dealers or agents participating in an offering of Debt Securities will be named in the accompanying Prospectus Supplement or Prospectus Supplements. Such underwriters, dealers or agents may be deemed "underwriters" within the meaning of the Securities Act of 1933.

    The Debt Securities offered by the Dutch Issuer and the Canadian Issuer (the "Guaranteed Debt Securities") will be unconditionally guaranteed by the Company (the "Guarantee"), and the Guarantee will rank on a parity with all unsecured and unsubordinated indebtedness of the Company.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR  ANY STATE SECURITIES  COMMISSION NOR HAS  THE
       SECURITIES  AND EXCHANGE  COMMISSION OR  ANY STATE SECURITIES
            COMMISSION PASSED UPON THE  ACCURACY OR ADEQUACY  OF
                THIS  PROSPECTUS. ANY REPRESENTATION TO THE
                           CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is       , 1996

                             AVAILABLE INFORMATION

    The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). The Dutch Issuer and the Canadian Issuer are not (and will not become as a result of the effectiveness of the Registration Statement of which this Prospectus is a part) subject to the informational requirements of the Exchange Act. Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock and Preferred Stock Purchase Rights are listed on the New York Stock Exchange. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    The Issuers have filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement, and exhibits thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents of the Company which have been filed with the Commission are hereby incorporated by reference in this Prospectus:

       (a) Annual Report on Form 10-K for the year ended December 31, 1995;

       (b) Quarterly  Report on Form  10-Q for the period  ended March 31, 1996;
           and

       (c) Current Reports on Form 8-K dated January 31, 1996, February 29, 1996, April 16, 1996 and April 24, 1996.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to Vice President Investor Relations, Honeywell Inc., P.O. Box 524, Minneapolis, Minnesota 55440, telephone number (612) 951-2122.

    Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("U.S. $," "$" or "dollars").

                                  THE ISSUERS

HONEYWELL INC.

    The Company is an international controls corporation that supplies automation and control systems, components, software, products and services for homes and buildings, industry and space and aviation. The Company's strategy is to develop and supply advanced-technology products, systems and services that conserve energy and protect the environment, improve productivity, enhance comfort and increase safety. The Company's products and services are classified into three primary industry segments: (i) Home and Building Control, (ii) Industrial Control and (iii) Space and Aviation Control.

    The Home and Building Control segment provides building automation, energy management and fire and security systems, as well as thermostats, air cleaners and other environmental control products and services for homes and other buildings. The Company manufactures, markets and installs mechanical, pneumatic, electrical and electronic control products and systems for heating, ventilating and air conditioning homes and commercial, industrial and public buildings. The Company also produces building management systems for commercial buildings, burner and boiler controls, lighting controls, thermostatic radiator valves, pressure regulators for water systems, thermostats, actuators, humidistats, relays, contactors, transformers, air-quality products and gas valves and ignition controls for homes and commercial buildings. Sales of these products are made directly to original equipment manufacturers, including manufacturers of heating and air conditioning equipment, through wholesalers, distributors, dealers, contractors, hardware stores and home care centers, and also through the company's nationwide sales and service organization. Services provided include the following: indoor air-quality services and central-station burglary and fire protection services for homes and commercial buildings; video surveillance, access control and entry management services for commercial buildings; contract maintenance services for mechanical and control systems of commercial buildings; automated operations management for building complexes; and energy management and retrofit services.

    The Company's Industrial Control segment serves the automation and control needs of its worldwide industrial customers by providing a wide variety of products, systems and services designed to help customers improve productivity and meet increasingly stringent environmental and safety requirements. The Industrial Control segment supplies process control systems and associated application software and services to customers in a broad range of markets, which include process industries such as the refining, petrochemical, bulk and fine chemical, pulp-and-paper, electric utility, food and consumer goods, pharmaceutical, metals and transportation industries. Industrial Control has an extensive customer base worldwide, including most of the leading oil refiners, pulp and paper manufacturers and chemical companies. The Company also designs and manufactures process instruments, process controllers, recorders, programmers, programmable controllers, transmitters and other field instruments that may be sold as stand-alone products or integrated into control systems. These products are generally used in indicating, recording and automatically controlling variables in manufacturing processes.

    Under its  MICRO  SWITCH  trademark, the  Company  manufactures  solid-state sensors (including position, pressure, airflow, temperature and current sensors), sensor interface devices, manual controls, explosion-proof switches and precision snap-acting switches, as well as proximity, photoelectric and mercury switches and lighted/unlighted push buttons. These products are used in industrial, commercial and business equipment and in consumer, medical, automotive, aerospace and computer applications.

    Other products include solenoid valves, optoelectronic devices, fiber-optic systems and components, as well as microcircuits, sensors, transducers and high-accuracy, noncontract measurement and detection products for factory automation, quality inspection and robotics applications.

    The Company also furnishes industrial customers with various services, including the following: product and component testing services; instrument maintenance, repair and calibration services; various contract services for industrial control equipment, including third party maintenance for CAD/CAM and other industrial control equipment; and training, customized products for customer applications and a range of other customer support services.

    The Company's Space and Aviation Control segment supplies avionics for the commercial, military and space markets. The Company designs, manufactures, markets and services a variety of sophisticated electronic control systems and components for commercial and business aircraft, military aircraft and spacecraft. Products manufactured for aircraft use include the following: ring laser gyro-based inertial reference systems; navigation and guidance systems; flight control systems; flight management systems; inertial sensors; air data computers; radar altimeters; automatic test equipment; cockpit display systems; and other communication and flight instrumentation. Products and services supplied by the Company have been used in every major U.S. space mission since the mid-1960s. These products and services include guidance systems for launch and re-entry vehicles, flight and engine control systems for manned spacecraft, precision components for strategic missiles and on-board data processing equipment. Other products include spacecraft attitude and positioning systems and precision pointing and isolation systems. The Company's avionics have been purchased by leading aircraft manufacturers for use in aircraft throughout the world, including the Boeing 777, the McDonnell Douglas MD-11 and MD-90, the GulfStream IV and V, the Cessna Citation X and the Bombardier Global Expressjet. In the military and space markets, the Company solutions are found on key platforms, including the F-15 and the F-16 military jets and Space Station Alpha.

    Products and services provided by the Company that are not included in the Company's primary business segments include systems analysis and applied research and development on systems and products, including application software, sensors and advanced electronics. The Company also designs and manufactures integrated circuits and sensors for internal use, government customers and selected external customers. Through its operations in Germany, the Company develops, markets and sells military avionics and electro-optic devices for flight control and nautical systems, including sonar transducers and echo sounders.

    The Company was incorporated under the laws of the State of Delaware in 1927. The Company's principal executive offices are located at Honeywell Plaza, Minneapolis, Minnesota 55408 (telephone (612) 951-1000). Unless the context otherwise requires, the term the "Company" refers to Honeywell Inc. and its subsidiaries.

HONEYWELL FINANCE B.V.

    The Dutch Issuer is a wholly-owned subsidiary of the Company incorporated under the laws of The Netherlands solely for the purpose of raising capital to meet the financing needs of affiliated companies. The Dutch Issuer has no independent operations. The Dutch Issuer's principal executive offices are at 1101 EA, Amsterdam, Z.O.E., The Netherlands, and its telephone number is 31-20-565-6911.

HONEYWELL CANADA LIMITED

    The Canadian Issuer is a wholly-owned subsidiary of the Company and was recently incorporated under the laws of Ontario, Canada solely for the purpose of issuing debt securities to raise capital for the purposes described below under "Use of Proceeds." The Canadian Issuer has no independent operations. The Canadian Issuer's principal executive offices are at The Honeywell Center, 155 Gordon Baker Road, North York, Ontario, Canada M2H 3N7, and its telephone number is 416-502-5200.

                                USE OF PROCEEDS

    Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds from the sale of the Debt Securities will be used for general corporate purposes, including working capital, repayment or repurchase of outstanding indebtedness and other securities of the Company and its subsidiaries, possible acquisitions and capital expenditures. Specific allocations of the proceeds to such purposes may not have been made at the date of the applicable Prospectus Supplement, although management of the Company will have determined that funds should be borrowed at that time in anticipation of future funding requirements. The precise amount and timing of the application of such proceeds will depend upon the funding requirements of the Company and its subsidiaries and the availability and cost of other funds. Pending such application, such net proceeds may be temporarily invested in short-term interest-bearing securities.

                      RATIOS OF EARNINGS TO FIXED CHARGES

                                                                                         YEARS ENDED DECEMBER 31,
                                                          THREE MONTHS ENDED    ------------------------------------------
                                                            MARCH 31, 1996        1995       1994       1993       1992
                                                         ---------------------  ---------  ---------  ---------  ---------
Ratios of earnings to fixed charges....................             3.97             4.77       3.96       5.11       5.69


                                                           1991
                                                         ---------
Ratios of earnings to fixed charges....................       4.84

    For the purpose of computing the ratios of earnings to fixed charges, earnings consist of income before income taxes, plus fixed charges, plus a proportional share of income or loss before income taxes of 50 percent owned companies, less equity in undistributed earnings of companies owned less than 50 percent. Fixed charges consist of interest on all indebtedness, amortization of debt expense and that portion of rental expense deemed to be representative of interest.

                  DESCRIPTION OF DEBT SECURITIES AND GUARANTEE

    Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities of the Company will be issued under an Indenture dated as of August 1, 1994 (the "Company Indenture") between the Company and The Chase Manhattan Bank (National Association), as Trustee, and the Debt Securities of the Dutch Issuer and the Canadian Issuer will be issued under an Indenture (the "Subsidiary Indenture") between the Company, as Guarantor, the Dutch Issuer, the Canadian Issuer and The Chase Manhattan Bank (National Association), as Trustee (the Company Indenture and the Subsidiary Indenture are hereinafter collectively referred to as the "Indentures"). Copies of the forms of Indentures have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The following brief summary of certain provisions of the Indentures does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the applicable Indenture, and is further qualified by any description contained in the applicable Prospectus
Supplement or Prospectus Supplements. Certain terms capitalized and not otherwise defined herein are defined in the applicable Indenture. Wherever particular sections or defined terms of an Indenture are referred to, such sections or defined terms are incorporated herein by reference.

    The Debt Securities may be issued from time to time in one or more series. The terms of each series of Debt Securities will be established by or pursuant to a resolution of the Board of Directors of the applicable Issuer and set forth or determined in the manner provided in an Officers' Certificate or by a supplemental indenture. The particular terms of the Debt Securities offered pursuant to any Prospectus Supplement or Prospectus Supplements will be described in such Prospectus Supplement or Prospectus Supplements.

GENERAL

    Neither of the Indentures limits the aggregate principal amount of Debt Securities which may be issued thereunder nor the amount of other debt which may be issued by any of the Issuers, the Guarantor, or the Company or any of its subsidiaries. The Debt Securities will be unsecured obligations of the applicable Issuer. The Debt Securities issued by the Dutch Issuer and the Canadian Issuer will be fully and unconditionally guaranteed by the Company as to payment of principal and any premium, interest and Additional Amounts (as defined below) (the "Guaranteed Debt Securities").

The Debt Securities will rank on a parity with all other unsecured and unsubordinated indebtedness of the applicable Issuer. The Guarantee will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

    Unless otherwise indicated in the applicable Prospectus Supplement or Prospectus Supplements, Debt Securities will be issued only in fully registered form in denominations of U.S. $1,000 or any amount in excess thereof which is an integral multiple of U.S. $1,000. (Section 302 of the applicable Indenture) Debt Securities may be issuable in the form of one or more Global Securities, as described below under "-- Global Securities." The Debt Securities (other than those issued in the form of a Global Security) are exchangeable or transferable without charge therefor, but the applicable Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith and require the holders to furnish appropriate endorsements and transfer documents. (Section 305 of the applicable Indenture)

    Debt Securities may be issued as Original Issue Discount Debt Securities to be sold at a substantial discount below their principal amount. Special federal income tax and other considerations applicable thereto and special federal tax and other considerations applicable to any Debt Securities which are denominated in a currency or currency unit other than United States dollars will be described in the Prospectus Supplement or Prospectus Supplements relating thereto.

    Unless otherwise indicated in the applicable Prospectus Supplement or Prospectus Supplements, the principal of and any premium, interest and Additional Amounts on the Debt Securities will be payable, and the transfer of the Debt Securities will be registrable, at the principal corporate trust office of the Trustee. In addition, unless otherwise provided in the applicable Prospectus Supplement or Prospectus Supplements and except in the case of Global Securities, payment of interest may be made at the option of the applicable Issuer by check mailed to the address of the person entitled thereto as it appears on the Security Register. (Sections 301, 305, 1001 and 1002 of the applicable Indenture)

    The applicable Prospectus Supplement or Prospectus Supplements will describe the terms of the Debt Securities offered thereby, including the following: (1) the Issuer and title of the offered Debt Securities; (2) any limit on the aggregate principal amount of the offered Debt Securities; (3) the Person to whom any interest on the offered Debt Securities will be payable, if other than the Person in whose name it is registered on the regular record date for such interest; (4) the date or dates on which the offered Debt Securities will mature and any rights of extension; (5) the rate or rates at which the offered Debt Securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, the date from which any such interest will accrue and the dates on which any such interest on the offered Debt Securities will be payable and the regular record dates therefor; (6) the place or places where the principal of and any premium, interest and Additional Amounts on the offered Debt Securities will be payable, if other than the corporate trust office of the applicable Trustee; (7) the period or periods within which, the price or prices at which and the terms and conditions upon which the offered Debt Securities may be redeemed, if applicable, at the option of the applicable Issuer or the Guarantor; (8) the obligation, if any, of the applicable Issuer to redeem or purchase the offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation; (9) the denominations in which any offered Debt Securities will be issuable, if other than denominations of U.S. $1,000 or any amount in excess thereof which is an integral multiple of U.S. $1,000; (10) the currency, currencies or currency units for the payment of principal of and any premium, interest and Additional Amounts payable on the offered Debt Securities, if other than United States dollars; (11) any other event or events of default applicable with respect to the offered Debt Securities in addition to or in lieu of those described below under "-- Events of Default"; (12) if less than the principal amount thereof, the portion of the principal payable upon acceleration of such Debt Securities following an Event of Default; (13) whether such Debt Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the Depositary for such Global Security or Securities and the circumstances under which any such Global Security may be exchanged for Debt Securities registered in the name of, and any transfer of such Global Security may be registered to, a Person other than such Depositary or its nominee; (14) if principal of or any premium, interest or Additional Amounts on the offered Debt Securities is denominated or payable in a currency, currencies or currency units other than United States dollars, whether and under what terms and conditions the applicable Issuer may defease the offered Debt Securities or certain obligations in respect thereof; (15) in the case of Guaranteed Debt Securities, whether and under what circumstances the applicable Issuer will not pay Additional Amounts on the offered Debt Securities and will not have the option to redeem such Debt Securities rather than pay such Additional Amounts;
(16) any other covenants with respect to the offered Debt Securities; and (17) any other terms of the offered Debt Securities not inconsistent with the provisions of the applicable Indenture (Section 301 of the applicable Indenture).

GLOBAL SECURITIES

    The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a Depositary identified in the applicable Prospectus Supplement or Prospectus Supplements. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement or Prospectus Supplements.

GUARANTEE OF DEBT SECURITIES OF DUTCH ISSUER AND CANADIAN ISSUER BY THE COMPANY

    All Debt Securities issued by the Dutch Issuer or the Canadian Issuer will be fully and unconditionally guaranteed pursuant to the Guarantee of the Company of the payment of principal of and any premium, interest and Additional Amounts on such Debt Securities when and as the same shall become due and payable, whether at maturity or otherwise. Under the terms of the Guarantee, holders of the Guaranteed Debt Securities will not be required to exercise their remedies against the applicable Issuer prior to proceeding directly against the Company. (Section 1301 of the Subsidiary Indenture)

PAYMENT OF ADDITIONAL AMOUNTS WITH RESPECT TO GUARANTEED DEBT SECURITIES

    Unless otherwise specified in the applicable Prospectus Supplement or Prospectus Supplements, all amounts of principal of and any premium, and interest, on any Guaranteed Debt Securities will be paid by the applicable Issuer without deduction or withholding for any withholding taxes, levies, imposts and other governmental charges whatsoever imposed by or for the account of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Dutch Issuer or the Canadian Issuer (or the successor thereto) is incorporated or is a resident for tax purposes (the "Issuer Jurisdiction"), or if deduction or withholding of any such taxes, levies, imposts, assessments or other governmental charges shall at any time be required by the Issuer Jurisdiction, the applicable Issuer will, pay as additional interest such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts paid to the holders of such Debt Securities, after such deduction or withholding, shall equal the respective amounts of principal of and any premium, and interest, to which the holders of such Debt Securities are then currently entitled; provided, however, that such "Additional Amounts" shall not include (i) the amount of any such tax, levy, impost, assessment or other governmental charge imposed by the United States or any political subdivision or taxing authority thereof or therein; (ii) the amount of any such tax, levy, impost, assessment or other governmental charge which would not be payable or due but for (A) the existence of any present or former connection between such Holder and the Issuer Jurisdiction, including, without limitation, such Holder being or having been a citizen, national or resident thereof, or being or having been engaged in business or present therein or having or having had a permanent establishment therein, but not including the mere holding or ownership of a debt security, or the collection of principal of and interest on, or the enforcement of, a debt security, or (B) the presentation of the Debt Security for payment more than 30 days after the date on which such payment became due or was provided for, whichever is later; (iii) the amount of any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any other tax, levy, impost, assessment or other governmental charge which is payable otherwise than by withholding from payments of (or in respect of) principal of and any premium, or interest, on, the Debt Securities; (iv) the amount of any such tax, levy, impost, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of the Debt Security with a request of the applicable Issuer or the Company, as Guarantor, addressed to the Holder (x) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (y) to make any declaration or other similar claim to satisfy any information or reporting requirement, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the Issuer Jurisdiction as a precondition to exemption from all or part of such tax, levy, impost, assessment or other governmental charge; or (v) any combination of items
(i), (ii), (iii) and (iv). (Section 1011 of the Subsidiary Indenture) The Prospectus Supplement will describe any additional circumstances under which Additional Amounts will not be paid with respect to Debt Securities. (Section 1011 of the Subsidiary Indenture)

OPTIONAL TAX REDEMPTION

    Unless otherwise specified in the applicable Prospectus Supplement or Prospectus Supplements, each series of Debt Securities of the Dutch Issuer or the Canadian Issuer may be redeemed at the option of such Issuer, in whole but not in part at any time (except in the case of Debt Securities that have a variable rate of interest, which may be redeemed on any Interest Payment Date) at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption (except in the case of Outstanding Original Issue Discount Debt Securities which may be redeemed at the Redemption Price specified by the terms of such series of Debt Securities) if, (i) the applicable Issuer is or would be required to pay Additional Amounts as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the Issuer Jurisdiction or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such Issuer Jurisdiction is a party, which change, execution or amendment becomes effective on or after the date of issuance of such series, or (ii) as a result of any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which the Issuer Jurisdiction is a party, which change, execution or amendment becomes effective on or after a date on which the Company or any of its subsidiaries (an "Intercompany Debtor") borrows money from the applicable Issuer, the Intercompany Debtor is or would be required to deduct or withhold tax on any payment to the applicable Issuer to enable such Issuer to make any payment of principal, premium, if any, or interest, and the payment of such Additional Amounts in the case of clause (i) or such deductions or withholding, in the case of clause (ii) cannot be avoided by the use of any reasonable measures available to the applicable Issuer, the Company or the Intercompany Debtor. (Section 1108 of Subsidiary Indenture)

    Such  optional  tax redemption  may apply  to  individual issuances  of Debt
Securities  by  the  Dutch  Issuer  or   the  Canadian  Issuer,  but  under   no
circumstances may an Issuer redeem only part of an individual issuance.

    The applicable Issuer or the Guarantor, as the case may be, will also pay, or make available for payment, to Holders on the Redemption Date any Additional Amounts resulting from the payment of such Redemption Price.

REDEMPTION

    Reference is made to the applicable Prospectus Supplement or Prospectus Supplements relating to the offered Debt Securities for provisions relating to redemption of such Debt Securities.

RESTRICTIVE COVENANTS

    LIMITATIONS ON SECURED DEBT. Each Indenture provides that the Company will not itself, and will not permit any Restricted Subsidiary (defined below) to, incur, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (herein called

"debt"), secured by pledge of, or mortgage or other lien on, any Principal Property (defined below), now owned or hereafter owned by the Company or any Restricted Subsidiary, or any shares of stock or debt of any Restricted Subsidiary (herein called "liens"), without effectively providing that the Debt Securities of each series then Outstanding or the Guarantee thereof (together with, if the Company shall so determine, any other debt of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Debt Securities of each series then Outstanding and the Guarantee thereof) shall be secured equally and ratably with (or prior to) such secured debt, so long as such secured debt shall be so secured. The foregoing restrictions do not apply, however, to (a) liens on any Principal Property acquired, constructed or improved by the Company or any Restricted Subsidiary after the date of the applicable Indenture which are created or assumed contemporaneously with, or within 120 days of, such acquisition, construction or improvement, to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement; (b) liens on property, shares of capital stock or debt existing at the time of acquisition thereof, whether by merger, consolidation, purchase, lease or otherwise (including liens on property, shares of capital stock or debt of a corporation existing at the time such corporation becomes a Restricted Subsidiary); (c) liens in favor of the Company or any Restricted Subsidiary; (d) liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, or political entity affiliated therewith, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments; (e) certain liens imposed by law, such as mechanics', workmen's, repairmen's, materialmen's, carriers', warehousemen's, vendors' or other similar liens arising in the ordinary course of business; (f) certain pledges or deposits under workmen's compensation or similar legislation or in certain other circumstances; (g) certain liens in connection with legal proceedings, including certain liens arising out of judgments or awards; (h) liens for certain taxes or assessments; (i) certain liens consisting of restrictions on the use of real property which do not interfere materially with the property's use; or (j) any extension, renewal or replacement, as a whole or in part, of any lien referred to in the foregoing clauses (a) to (i), inclusive. (Section 1007 of the applicable Indenture)

    Notwithstanding the restrictions described above, the Company or any Restricted Subsidiary may incur, issue, assume or guarantee debt secured by liens without equally and ratably securing the Debt Securities of each series then Outstanding and the Guarantee thereof, provided, that at the time of such incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any debt which is concurrently being retired, the aggregate amount of all outstanding debt secured by liens so incurred (other than liens permitted as described in clauses (a) through (j) above) does not at such time exceed 10% of Consolidated Net Tangible Assets (defined below) of the Company. (Section 1007 of the applicable Indenture)

    LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS. Sale and leaseback transactions by the Company or any Restricted Subsidiary involving a Principal Property are prohibited unless either (a) the Company or such Restricted Subsidiary would be entitled, without equally and ratably securing the Debt Securities of each series then Outstanding or the Guarantee thereof, to incur debt secured by a lien on such property, pursuant to the provisions described in clauses (a) through (j) above under "Limitations on Secured Debt,"; or (b) the Company, within 120 days, applies to the retirement of its Funded Debt (defined below) (subject to credits for certain voluntary retirements of Funded Debt) an amount not less than the greater of (i) the net proceeds of the sale of the Principal Property leased pursuant to such arrangement or (ii) the fair market value of the Principal Property so leased. This restriction will not apply to a sale and leaseback transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or involving the taking back of a lease for a period of less than three years.

    Notwithstanding the restrictions described above, the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction, provided, that at the time of such transaction, after giving effect thereto, the aggregate amount of all Attributable Debt (defined below) in respect of sale and leaseback transactions existing at such time (other than sale and leaseback transactions permitted as described above) does not at such time exceed 10% of Consolidated Net Tangible Assets of the Company. (Section 1008 of the applicable Indenture)

    CERTAIN DEFINITIONS. The term "Attributable Debt" means the total net amount of rent (discounted at the rate of interest implicit in the terms of the lease) required to be paid during the remaining term of any lease. (Section 101 of the applicable Indenture)

    The term "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the most recent consolidated balance sheet of the Company but which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company and computed in accordance with generally accepted accounting principles. (Section 101 of the applicable Indenture)

    The term "Funded Debt" means debt which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than 12 months after the date of the creation of such debt. (Section 101 of the applicable Indenture)

    The term "Principal Property" means any manufacturing plant located within the United States of America (other than its territories or possessions) and owned by the Company or any Subsidiary, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets of the Company, except any such plant (i) which is financed by obligations issued by a State or local governmental unit pursuant to Section 142(a)(5), 142(a)(6), 142(a)(8) or 144(a) of the Internal Revenue Code of 1986, or any successor provision thereof, or (ii) which is not of material importance to the business conducted by the Company and its subsidiaries, taken as a whole. (Section 101 of the applicable Indenture)

    The term "Restricted Subsidiary" means any subsidiary of the Company which owns or leases a Principal Property. (Section 101 of the applicable Indenture)

    Other than as described above and except as may be otherwise specified in the applicable Prospectus Supplement, neither of the Indentures contain covenants specifically designed to protect Holders in the event of a highly leveraged transaction involving the Company.

EVENTS OF DEFAULT

    The following events are defined under each Indenture as "Events of Default" with respect to the Debt Securities of any series issued pursuant to such Indenture, unless otherwise provided with respect to such series: (1) failure to pay any interest on any Debt Security of that series when due and payable, continued for 30 days; (2) failure to pay principal of or any premium on any Debt Security of that series when due and payable; (3) failure to deposit any sinking fund payment, when and as due, in respect of any Debt Security of that series; (4) failure to perform any other covenant of the applicable Issuer or, in the case of Guaranteed Debt Securities, the Guarantor, in the applicable Indenture (other than a covenant included in such Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 60 days after written notice as provided in such Indenture; (5) the occurrence of an event of default under any indenture or instrument under which any Issuer, or any Restricted Subsidiary shall have outstanding at least $10,000,000 aggregate principal amount of indebtedness for money borrowed whose maturity has been accelerated and such acceleration has not been annulled within 10 days after written notice as provided in the applicable Indenture; (6) certain events in bankruptcy, insolvency or reorganization involving the applicable Issuer or the Company (if not such Issuer); and (7) any other Event of Default provided with respect to Debt Securities of that series. (Section 501 of the applicable Indenture)

    If an  Event  of Default  with  respect to  any  series of  Debt  Securities
Outstanding under an Indenture occurs and is continuing, then either the applicable Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series by notice as provided in such Indenture may declare the principal amount (or, if any of the Debt Securities of that series are Original Issue Discount Debt Securities, such lesser portion of the principal amount of such Debt Securities as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the applicable Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502 of the applicable Indenture)

    Each Indenture provides that, subject to the duty of the applicable Trustee during default to act with the required standard of care, the applicable Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the applicable Trustee reasonable indemnity. (Sections 601, 603 of the applicable Indenture) Subject to such provisions for the indemnification of the applicable Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or exercising any trust or power conferred on the applicable Trustee, with respect to the Debt Securities of that series. (Section 512 of the applicable Indenture)

    Each Indenture provides that each of the Issuers and, in the case of Guaranteed Debt Securities, the Company, as Guarantor, is required to furnish to the applicable Trustee annually a statement as to the performance by them of certain of their obligations under the applicable Indenture and as to any default in such performance. (Section 704 of the applicable Indenture)

MODIFICATION AND WAIVER

    Modifications and amendments of each Indenture may be made by the applicable Issuer, the Company, as Guarantor, and the applicable Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, reduce the principal amount of, or premium or interest on, any Debt Security, or, in the case of Guaranteed Debt Securities, change any obligation of an Issuer or the Guarantor to pay Additional Amounts, reduce the amount of principal of an Original Issue Discount Debt Security due and payable upon acceleration of the Maturity thereof, change the place of payment where or coin or currency in which the principal of, or any premium or interest on, any Debt Security is payable, impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security or Guarantee of such series, reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of such Indenture or for waiver of compliance with certain provisions of such Indenture or for waiver of certain defaults, modify any of the above provisions or modify or affect in any manner adverse to the interests of the Holders of any the Guaranteed Debt Securities the terms and conditions of the obligations of the Guarantor in respect of the due and punctual payment of the principal thereof, premium, if any, and interest, if any, thereon or any sinking fund payments provided in respect thereof. (Section 902 of the applicable Indenture)

    The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of the Holders of all Debt Securities of that series, waive, insofar as that series is concerned,
compliance   by  the   applicable  Issuer,   or  in   the  case   of  Guaranteed

Debt Securities, the Guarantor, with certain restrictive provisions of the applicable Indenture. (Section 1010 of the applicable Indenture) The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of the Holders of all Debt Securities of that series, waive any past default under the applicable Indenture with respect to Debt Securities of that series, except a default (1) in the payment of principal of, or any premium or interest on, any Debt Security of such series, or (2) in respect of a covenant or provision of such Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513 of the applicable Indenture)

    Each Indenture provides that, in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities, (1) the principal amount of an Original Issue Discount Debt Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof to such date, and (2) the principal amount of a Debt Security denominated in a foreign currency or currency unit that will be deemed to be Outstanding will be the United States dollar equivalent, determined as of the date of original issuance of such Debt Security, of the principal amount of such Debt Security (or, in the case of an Original Issue Discount Debt Security, the United States dollar equivalent, determined as of the date of original issuance of such Debt Security, of the amount determined as provided in (1) above). (Section 101 of the applicable Indenture)

CONSOLIDATION, MERGER AND SALE OF ASSETS

    Any of the Issuers or the Company, as Guarantor, without the consent of the Holders of any of the Outstanding Debt Securities under each Indenture, may consolidate or merge with or into, or convey, transfer or lease its properties and assets substantially as an entirety to, in the case of the Company, any Person which is a corporation, partnership or trust organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and, in the case of the Dutch Issuer or the Canadian Issuer, any corporation, partnership or trust, provided that (1) any successor Person assumes by supplemental indenture the applicable Issuer's obligations on the Debt Securities and in the case of Guaranteed Debt Securities, any successor to the Company assumes the Company's obligations under the Guarantee, (2) after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing under such Indenture, and (3) in the case of Guaranteed Debt Securities, the Person formed by such consolidation or into which such Issuer is merged or to whom such Issuer has conveyed, transferred or leased its properties or assets substantially as an entirety (if such Person's Issuer Jurisdiction is not within the United States) agrees to indemnify the Holder of each Debt Security against (a) any Additional Amounts imposed on any such Holder as a consequence of such consolidation, merger, conveyance, transfer or lease; and
(b) any costs or expenses of the act of such consolidation, merger, conveyance, transfer or lease. (Section 801 of the applicable Indenture)

    The Company or any of its subsidiaries may, subject to certain restrictions, assume the obligations of any of the Issuers of the Guaranteed Debt Securities without the consent of the Holders of such Debt Securities; PROVIDED that such assumption shall not result in adverse tax consequences to such Holders and the person assuming such obligations shall not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

DEFEASANCE PROVISIONS

    DEFEASANCE AND DISCHARGE. Each Indenture provides that, if principal of and any interest on the Debt Securities of any series of any Issuer are denominated and payable in United States dollars, such Issuer and, in the case of Guaranteed Debt Securities, the Company, as Guarantor, will be discharged from any and all obligations in respect of such Debt Securities (except for certain obligations to pay Additional Amounts, to register the transfer or exchange of such Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust therefor) upon the deposit with the applicable Trustee, in trust, of money, U.S. Government Obligations (as defined) or a combination thereof, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal of (and any premium) and interest on and any mandatory sinking fund payments in respect of such Debt Securities on the Stated Maturity of such payments in accordance with the terms of the applicable Indenture and such Debt Securities. Such discharge may occur more than one year before the stated maturity or earlier redemption date for such Debt Securities only if there has been a change in applicable Federal law or such Issuer or the Company, as Guarantor, has received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders of the Debt Securities; and such discharge will not be applicable to any Debt Securities then listed on the New York Stock Exchange if the provision would cause such Debt Securities to be de-listed as a result thereof. (Section 403 of the applicable Indenture) The term "U.S. Government Obligations" is defined to mean direct obligations of the United States of America, backed by its full faith and credit. (Section 101 of the applicable Indenture)

    DEFEASANCE OF CERTAIN COVENANTS. Each Issuer and the Company, as Guarantor, may omit to comply with certain restrictive covenants described in Sections 1005 (Maintenance of Properties), 1006 (Payment of Taxes and Other Claims), 1007 (Restriction on Secured Debt) and 1008 (Restriction on Sale and Leaseback Transactions) of the applicable Indenture as to any series of Debt Securities. To exercise such option, such Issuer or the Company must deposit with the applicable Trustee money, U.S. Government Obligations or a combination thereof, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal of and any premium, and interest on and any mandatory sinking fund payments in respect of such Debt Securities on the Stated Maturity of such payments in accordance with the terms of such Indenture and such Debt Securities. Such Issuer or the Company will also be required to deliver to the applicable Trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of such Debt Securities to recognize income, gain or loss for Federal income tax purposes. (Section 1009 of the applicable Indenture)

    DEFEASANCE AND EVENTS OF DEFAULT. In the event an Issuer or the Company exercises its option to omit compliance with certain covenants of the Indenture and the Debt Securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the applicable Trustee will be sufficient to pay amounts due on the Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Debt Securities at the time of the acceleration resulting from such Event of Default. However, such Issuer or the Company, as Guarantor, shall remain liable for such payments.

REGARDING THE TRUSTEE

    The Chase Manhattan Bank (National Association), the Trustee under each of the Indentures, participates in a revolving line of credit and term loan agreement with the Company and provides other banking and advisory services for the Company in the ordinary course of business.

GOVERNING LAW

    The Indentures, the Debt Securities and the Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

SERVICE OF PROCESS

    The Subsidiary Indenture provides that each of the Dutch Issuer and the Canadian Issuer appoints the Company as its authorized agent for service of process in any legal action or proceeding arising out of or relating to the Subsidiary Indenture, the Guaranteed Debt Securities issued thereunder or the Guarantee relating thereto brought in any federal or state court in the Borough of Manhattan, The City of New York, State of New York and irrevocably submits to the non-exclusive jurisdiction of such courts. (Section 115 of the applicable Indenture)

                              PLAN OF DISTRIBUTION

    Each Issuer may sell the Debt Securities being offered hereby in any of four ways: (i) directly to purchasers, (ii) through agents, (iii) through underwriters and (iv) through dealers. The applicable Prospectus Supplement or Prospectus Supplements will set forth the terms of the offering of the Debt Securities, including the name or names of any agents, underwriters or dealers, the purchase price of the Debt Securities and the proceeds to be received by the applicable Issuer from such sale, any underwriting discounts and other items constituting underwriters' compensation and any discounts and commissions allowed or reallowed or paid to dealers or agents. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers or agents may be changed from time to time.

    In connection with the sale of Debt Securities, underwriters or agents may be deemed to have received compensation from the applicable Issuer in the form of underwriting discounts or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. Underwriters, dealers and agents participating in the distribution of Debt Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Debt Securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended. Such underwriters, dealers and agents may be entitled under agreements which may be entered into by the Issuers to indemnification against and contribution toward certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    The Debt Securities may be distributed in one or more transactions from time to time at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company also may offer and sell the Debt Securities in exchange for one or more of its outstanding issues of debt or convertible debt securities.

    If so indicated in the applicable Prospectus Supplement or Prospectus Supplements, the applicable Issuer will authorize dealers or other persons acting as such Issuer's agents to solicit offers by certain institutions to purchase Debt Securities from such Issuer at the public offering price set forth in the applicable Prospectus Supplement or Prospectus Supplements pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date or dates stated in the applicable Prospectus Supplement or Prospectus Supplements. Each Contract will be for an amount not less than, and the aggregate amount of Debt Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the applicable Prospectus Supplement or Prospectus Supplements. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to the approval of the applicable Issuer. The obligations of any purchaser under any Contract will not be subject to any conditions except (1) the purchase by an institution of the Debt Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction to which such institution is subject and (2) if Debt Securities are being sold to underwriters, the applicable Issuer shall have sold to such underwriters the total principal amount of such Debt Securities less the principal amount thereof covered by Contracts.

    In the event that Debt Securities of any series are not listed on a U.S. national securities exchange, any underwriters or agents to or through whom Debt Securities are sold by an Issuer for public offering and sale may make a market in such Debt Securities, but such underwriters and agents will not be obligated to do so and may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Debt Securities.

    Certain of the underwriters, dealers and/or agents and their associates may be customers of, engage in transactions with and perform services for the Company, including its subsidiaries, in the ordinary course of business.

                                    EXPERTS

    The consolidated financial  statements and the  related financial  statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                   VALIDITY OF DEBT SECURITIES AND GUARANTEE

    The validity of the Debt Securities and Guarantee will be passed upon for the Issuers by Edward D. Grayson, Esq., Vice President and General Counsel of the Company, and, unless otherwise indicated in the applicable Prospectus Supplement or Prospectus Supplements, certain matters with respect to the Debt Securities and Guarantee offered by such Prospectus Supplement or Prospectus Supplements will be passed upon for any underwriters or agents by Davis Polk & Wardwell, New York, New York. Certain legal matters related to the Debt Securities governed by the laws of The Netherlands will be passed upon by Nauta Dutilh. Certain legal matters related to the Debt Securities governed by the laws of the province of Ontario, Canada will be passed upon by Baker & McKenzie. Mr. Grayson and Davis Polk & Wardwell will rely upon Nauta Dutilh and Baker & McKenzie as to legal matters governed by the laws of The Netherlands and Canada, respectively.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENTS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUERS OR ANY UNDERWRITER OR AGENT. THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT OR PROSPECTUS SUPPLEMENTS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES
OFFERED HEREBY AND THEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENTS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THEIR RESPECTIVE DATES.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
Available Information..........................           2

Incorporation of Certain Documents by
 Reference.....................................           2

The Issuers....................................           3

Use of Proceeds................................           4

Ratios of Earnings to Fixed Changes............           5

Description of Debt Securities and Guarantee...           5

Plan of Distribution...........................          14

Experts........................................          15

Validity of Debt Securities and Guarantee......          15

                            ------------------------

                                 HONEYWELL INC.

                                   HONEYWELL
                                  FINANCE B.V.

                            HONEYWELL CANADA LIMITED

                                     [LOGO]

                                ---------------

                                   PROSPECTUS
                               ------------------

                                        , 1996

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
THE COMPANY

    The expenses in connection with the offering described in this registration statement, other than underwriting discounts and commissions, are:

    SEC registration fee...................................  $  172,414
    Legal fees and expenses................................     200,000
    Printing and engraving.................................      75,000
    Accountants' fees and expenses.........................      30,000
    Rating agency fees.....................................     175,000
    Blue Sky fees and expenses.............................      35,000
    Trustee's fees and expenses............................      20,000
    Miscellaneous expenses.................................     292,586
                                                             -----------

    Total..................................................  $1,000,000 *
                                                             -----------
                                                             -----------

- ------------------------
* All fees and expenses, other than the SEC registration fee, are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
HONEYWELL INC.

    Indemnification of  Director and  Officers  of the  Company is  governed  by
Section 15 of the Delaware General Corporation Law which contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

    Article Seventh (h) of the Company's Restated Certificate of Incorporation provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability provided by applicable law (i) for breach of the director's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction for which the director derived an improper personal benefit.

    Section 17  of  the  Company's  Bylaws  and  the  Company's  Directors'  and
Officers'   Liability  Insurance  Policy  provide  for  indemnification  of  the directors and officers of the Company against certain liabilities.

HONEYWELL FINANCE B.V.

    Under Netherlands law there are no statutory provisions on the indemnification by a B.V. corporation of its Managing Directors in the event that any of the Managing Directors are held liable for damages in their capacity as Managing Directors. Generally speaking such indemnification will be permitted, unless a Managing Director's liability results from gross negligence or intentional misconduct.

    Besides the general concept of tort liability, Netherlands law contains various specific statutory provisions on the personal civil law liability of the Managing Directors of a B.V. corporation, both towards the B.V. itself in case of improper performance, requiring the Managing Director to be seriously at fault, and towards third parties. Third party liability may inter alia (but not limitative) result from (i) acquisition of the B.V.'s shares by the B.V. itself or by any of its subsidiaries contrary to the statutory provisions relating thereto, (ii) misleading information and, more particularly, misleading annual accounts or interim figures of the B.V., (iii) unpaid social security premiums and certain taxes and (iv) in the event of the B.V.'s bankruptcy, improper performance if such performance is the cause of the bankruptcy, or non-compliance with other specific statutory provisions.

    The Articles of Association of the Dutch Issuer do not contain any provisions on the indemnification by the Dutch Issuer of its Managing Directors.

    Under Netherlands law obtaining insurance on Managing Directors is permitted except that such insurance cannot be applied to any liability resulting from gross negligence or intentional misconduct.

    The indemnification provisions described above under "Honeywell Inc." also apply to Directors and Officers of the Dutch Issuer.

HONEYWELL CANADA LIMITED

    Indemnification of Directors and Officers of the Canadian Issuer is governed by Section 136 of the Business Corporations Act, R.S.O. 1990, c. B.16 (Ontario) (the "OBCA") which contains detailed provisions for the indemnification of directors and officers of Ontario corporations against all costs, charges and expenses incurred by them in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation resulting from their having acted as a director or officer of the corporation. Indemnification is permitted if,

    (a)he or she acted honestly and in good faith with a view to the best interests of the corporation; and

    (b)in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

    Sections 130 through 134 of the OBCA deal with the liability of directors under the OBCA. Thereunder, directors are personally liable to restore to the corporation monies for any financial assistance made contrary to the OBCA, any distribution of funds in connection with the issuance, purchase, redemption or acquisition of shares which are made contrary to the OBCA, any commissions paid contrary to the OBCA and for the improper payment of dividends, indemnities and payments to shareholders contrary to the provisions of the OBCA. In certain circumstances, the directors are also liable to the employees for certain wages and vacation pay.

    Section   4.01  of   the  Canadian   Issuer's  by-laws   also  provides  for
indemnification of the Directors and Officers of the Canadian Issuer.

    Both the OBCA, Section 136(4), and Section 4.03 of the Canadian Issuer's by-laws provide that a corporation may purchase insurance for the benefit of any person acting in his or her capacity as a director and/or officer thereof.

    The indemnification provisions described above under "Honeywell Inc." also apply to Directors and Officers of the Canadian Issuer.

    Reference is  made to  Section  7 of  the  Underwriting Agreement  filed  as
Exhibit 1 hereto for a description of the indemnification arrangements for this offering.

ITEM 16.  LIST OF EXHIBITS

  NUMBER                                   DESCRIPTION
  ----        ----------------------------------------------------------------------
   1.1   --   Form of Underwriting Agreement (to be filed subsequently by Form 8-K)

   1.2   --   Form of Distribution Agreement (to be filed subsequently by Form 8-K)

   4.1   --   Indenture dated as of August 1, 1994 between the Company and The Chase
               Manhattan Bank (National Association), as Trustee, including form of
               Debt Security (incorporated by reference to Exhibit 4.1 to the
               Company's Current Report on Form 8-K filed August 4, 1994 (File No.
               1-971)

   4.2   --   Form of Indenture among Honeywell Finance B.V., Honeywell Canada
               Limited, Honeywell Inc., as Guarantor, and The Chase Manhattan Bank
               (National Association), as Trustee.

   4.3   --   Form of Guarantee (included in Exhibit 4.2)

   5.1   --   Opinion and Consent of Edward D. Grayson, Esq.

   5.2   --   Opinion and Consent of Counsel to Honeywell Finance B.V.

   5.3   --   Opinion and Consent of Counsel to Honeywell Canada Limited

  12.1   --   Calculation of Ratio of Earnings to Fixed Charges

  23.1   --   Consent of Deloitte & Touche LLP

  23.2   --   Consent of Edward D. Grayson, Esq. (included in Exhibit 5.1)

  23.3   --   Consent of Counsel to Honeywell Finance B.V. (included in Exhibit 5.2)

  23.4   --   Consent of Counsel to Honeywell Canada Limited (included in Exhibit
               5.3)

  24     --   Powers of Attorney

  25     --   Statement of Eligibility under the Trust Indenture Act of 1939 on Form
               T-1 of The Chase Manhattan Bank (National Association).

ITEM 17.  UNDERTAKINGS

    The undersigned registrants hereby undertake:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

           (b) To  reflect in the  prospectus any facts  or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of either registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 20, 1996.

                                          HONEYWELL INC.

                                          By:       /s/ SIGURD UELAND, JR.
                                             -----------------------------------
                                                      Sigurd Ueland, Jr.
                                               VICE PRESIDENT AND SECRETARY

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated on May 20, 1996.

                      SIGNATURE                                                   TITLE
- ------------------------------------------------------  ---------------------------------------------------------

                                                        Chairman of the Board, Chief Executive Officer and
                   M.R. BONSIGNORE                       Director (principal executive officer)

                                                        Vice President and Chief Financial Officer (principal
                     W.M. HJERPE                         financial officer)

                                                        Vice President and Controller (principal accounting
                    P.M. PALAZZARI                       officer)

                  A.J. BACIOCCO, JR.                    Director

                     E.E. BAILEY                        Director

                   E.H. CLARK, JR.                      Director

                    W.H. DONALDSON                      Director

                    R.D. FULLERTON                      Director

                     C. M. HAPKA                        Director

                   J.J. HOWARD III                      Director

                     B.E. KARATZ                        Director

                      SIGNATURE                                                   TITLE
- ------------------------------------------------------  ---------------------------------------------------------
                      D.L. MOORE                        Director

                      A.B. RAND                         Director

                    S.G. ROTHMEIER                      Director

                     M.W. WRIGHT                        Director

                                          By:       /s/ SIGURD UELAND, JR.
                                             -----------------------------------
                                                      Sigurd Ueland, Jr.,
                                               ATTORNEY-IN-FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 20, 1996.

                                          HONEYWELL FINANCE B.V.

                                          By:          /s/ PAUL N. SALEH
                                             -----------------------------------
                                                        Paul N. Saleh
                                                      MANAGING DIRECTOR

                                          By:       /s/ SIGURD UELAND, JR.
                                             -----------------------------------
                                               Sigurd Ueland, Jr.
                                               MANAGING DIRECTOR

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated on May 20, 1996.

                      SIGNATURE                                                   TITLE
- ------------------------------------------------------  ---------------------------------------------------------

                   J.G. ACKERMANS*                      Managing Director

                     L. HIELEMA*                        Managing Director

                      W. LOOSE*                         Managing Director

                     P.N. SALEH*                        Managing Director

                   G.G.M. SCHREURS*                     Managing Director

                   S. UELAND, JR.*                      Managing Director

                   M.R. BONSIGNORE*                     Authorized Representative in the United States

                                                                  *By:          /s/ SIGURD UELAND, JR.
                                                                ----------------------------------------
                                                                           Sigurd Ueland, Jr.,
                                                                            ATTORNEY IN FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 20, 1996.

                                          HONEYWELL CANADA LIMITED

                                          By:          /s/ PAUL N. SALEH
                                             -----------------------------------
                                               Paul N. Saleh
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER

                                          By:       /s/ SIGURD UELAND, JR.
                                             -----------------------------------
                                                      Sigurd Ueland, Jr.
                                               SECRETARY

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated on May 20, 1996.

                      SIGNATURE                                                   TITLE
- ------------------------------------------------------  ---------------------------------------------------------

                                                        President, Chief Executive Officer and Director
                   PAUL NABIL SALEH                      (principal executive officer)

                                                        Treasurer, Chief Financial Officer, Chief Accounting
                  JAMES ARTHUR NEAL                      Officer and Director (principal financial and accounting
                                                         officer)

                                                        Vice President and Assistant Secretary
                    WARREN SIMPSON                       (principal executive officer)

                   M.R. BONSIGNORE*                     Authorized Representative in the United States

                                                                  *By:          /s/ SIGURD UELAND, JR.
                                                                ----------------------------------------
                                                                           Sigurd Ueland, Jr.,
                                                                            ATTORNEY IN FACT

                                 EXHIBIT INDEX

  NUMBER                              DESCRIPTION                           PAGE
  ----        ------------------------------------------------------------  -----
   1.1   --   Form of Underwriting Agreement (to be filed subsequently by
               Form 8-K)

   1.2   --   Form of Distribution Agreement (to be filed subsequently by
               Form 8-K)

   4.1   --   Indenture dated as of August 1, 1994 between the Company and
               The Chase Manhattan Bank (National Association), as
               Trustee, including form of Debt Security (incorporated by
               reference to Exhibit 4.1 to the Company's Current Report on
               Form 8-K filed August 4, 1994 (File No. 1-971)

   4.2   --   Form of Indenture among Honeywell Finance B.V., Honeywell
               Canada Limited, Honeywell Inc., as Guarantor, and The Chase
               Manhattan Bank (National Association), as Trustee..........

   4.3   --   Form of Guarantee (included in Exhibit 4.2).................

   5.1   --   Opinion and Consent of Edward D. Grayson, Esq.

   5.2   --   Opinion and Consent of Counsel to Honeywell Finance B.V.

   5.3   --   Opinion and Consent of Counsel to Honeywell Canada Limited

  12.1   --   Calculation of Ratio of Earnings to Fixed Charges...........

  23.1   --   Consent of Deloitte & Touche LLP............................

  23.2   --   Consent of Edward D. Grayson, Esq. (included in Exhibit 5.1)

  23.3   --   Consent of Counsel to Honeywell Finance B.V. (included in
               Exhibit 5.2)

  23.4   --   Consent of Counsel to Honeywell Canada Limited (included in
               Exhibit 5.3)

  24     --   Powers of Attorney..........................................

  25     --   Statement of Eligibility under the Trust Indenture Act of
               1939 on Form T-1 of The Chase Manhattan Bank (National
               Association)...............................................